UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2014

ELEVEN BIOTHERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36296	26-2025616
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

215 First Street, Suite 400 Cambridge, MA	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 871-9911

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Eleven Biotherapeutics, Inc. received the results of a pre-specified, masked, sample size reassessment of our first pivotal Phase 3 clinical trial of EBI-005 in dry eye disease. Based on this reassessment, we will continue to target approximately 650 patients for randomization in this trial as planned.

The sample size reassessment was conducted by a contract research organization, or CRO, on a masked basis of the first one-third of the randomized patients when they had completed 12 weeks of masked treatment with EBI-005 or placebo-control. The reassessment was conducted to determine if the observed variability of the clinical response in the ongoing Phase 3 trial was greater than the variability we assumed based on the results of our Phase 1b/2a trial, and whether an increase in the number of patients randomized in this trial would be sufficient to adjust for the increase in variability.

The CRO only reported the conclusion of the sample size reassessment to maintain our current target of randomizing approximately 650 subjects in this study.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELEVEN BIOTHERAPEUTICS, INC.

Date: August 21, 2014	By:	/s/ Abbie C. Celniker
Abbie C. Celniker, Ph.D. President & Chief Executive Officer